UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2012

Lorillard, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-34097	13-1911176
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

714 Green Valley Road

Greensboro, North Carolina 24708-7018

(Address of principal executive offices, including zip code)

(336) 335-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 10, 2012, Lorillard Tobacco Company (the “Company”), a wholly owned subsidiary of Lorillard, Inc., (“Lorillard”) entered into a credit agreement among the Company, as borrower, Lorillard, as parent guarantor, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Agreement”) pursuant to which the lenders will agree to extend to the Company up to $200,000,000 (or $300,000,000 upon request for commitment increases) in loans. The Agreement expires on July 10, 2017. The interest rates on borrowings under the Agreement will be based on prevailing interest rates as described in the Agreement and, in part, upon the credit rating applicable to the Company’s senior unsecured long-term debt.

The Agreement requires that Lorillard maintain a (i) ratio of debt to net income plus income taxes, interest expense, depreciation and amortization expense, any extraordinary losses, any non-cash expenses or losses and any losses on sales of assets outside of the ordinary course of business (“EBITDA”) of not more than 2.25 to 1 and (ii) ratio of EBITDA to interest expense of not less than 3.0 to 1. In addition, the Agreement contains other affirmative and negative covenants customary for facilities of this type. The Agreement contains customary events of default, including upon a change in control (as defined therein), that could result in the acceleration of all amounts and cancellation of all commitments outstanding under the Agreement.

As of July 10, 2012, the Company had no borrowings outstanding under the Agreement.

Some of the lenders to the Agreement and their affiliates have various relationships with Lorillard and its subsidiaries involving the provision of financial services, including cash management, hedging, trust and investment banking services.

The foregoing description of the Agreement is only a summary and is qualified in its entirety by reference to the full text of the Agreement, which is attached as Exhibit 10.1 hereto and is hereby incorporated into this Item 1.01 by reference. The representations and warranties contained in the Agreement were made solely for purposes of allocating contractual risks between the parties and not as a means of establishing facts. Such representations and warranties may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Agreement and shall not be relied on as factual information at the time they were made or otherwise. The Agreement may have different standards of materiality than under applicable securities laws.

Item 1.02	Termination of a Material Definitive Agreement.

On July 10, 2012, in connection with entering into the Agreement, the Company terminated the $185 million credit agreement, dated as of March 26, 2010, among the Company, as borrower, Lorillard, as parent guarantor, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in and incorporated into Item 1.01 above is hereby incorporated into this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Credit Agreement, dated as of July 10, 2012, among the Company, as borrower, Lorillard, as parent guarantor, the lenders referred to therein, and JPMorgan Chase Bank, N.A., as Administrative Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LORILLARD, INC. (Registrant)

By:	/s/ David H. Taylor
David H. Taylor
Executive Vice President, Finance and Planning and Chief Financial Officer

Dated: July 10, 2012